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                                                               EXHIBIT E(1)(iii)

                           FORM OF AMENDMENT NO. 1 TO
                                   SCHEDULE A

                              Delaware Pooled Trust

                             DISTRIBUTION AGREEMENT

The Large-Cap Value Equity Portfolio
The Core Equity Portfolio
The Balanced Portfolio
The Equity Income Portfolio
The Select Equity Portfolio
The Mid-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Small-Cap Value Equity Portfolio
The Small-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio II
The Global Equity Portfolio
The International Equity Portfolio
The Labor Select International Equity Portfolio
The Emerging Markets Portfolio
The International Small-Cap Portfolio
The International Large-Cap Equity Portfolio
The All-Cap Growth Equity Portfolio
The Intermediate Fixed Income Portfolio
The Aggregate Fixed Income Portfolio
The High-Yield Bond Portfolio
The Diversified Core Fixed Income Portfolio
The Global Fixed Income Portfolio
The International Fixed Income Portfolio